Exhibit 3.1

EDWARDS LIFESCIENCES CORPORATION

BYLAWS

(Amended and Restated as of February 20, 2014)

ARTICLE I

STOCKHOLDERS

SECTION 1.                        PLACE OF HOLDING MEETINGS.  All meetings of the stockholders shall be held at the principal executive offices of the Corporation, or such other place as shall be determined by the Board of Directors.

SECTION 2.                        ELECTION OF DIRECTORS.

(a)           The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such time and date as shall be determined by the Board of Directors.

(b)           Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors; provided that if, as of the tenth (10th) day preceding the date the notice of meeting is first mailed for such meeting to stockholders of the Corporation, the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director’s election.  Votes cast shall include votes “for” and “against” a nominee and exclude abstentions and broker non-votes with respect to that director’s election.  If directors are to be elected by a plurality, stockholders shall be permitted to withhold votes from a nominee but shall not be permitted to vote against a nominee.

If at any meeting for the election of directors a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender to the Board his or her offer of resignation as a director.  Such resignation shall be made subject to the Board’s acceptance.  The Compensation and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered offer of resignation, or whether other action should be taken.  In determining whether to accept or reject the tendered offer of resignation, the Compensation and Governance Committee shall be entitled to consider all factors believed relevant by the members of such Committee, including without limitation: (1) any stated reason for the director not receiving the required vote and whether the underlying cause or causes are curable, (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Compensation and Governance Committee in evaluating potential candidates for the Board as such factors relate to each director who has offered his or her resignation, (3) the length of service of such director, (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards or contractual obligations, (5) such director’s contributions to the Corporation, and (6) any other factors that the Compensation and Governance Committee deems to be in the best interests of the Corporation.  No director who has tendered his or her offer of resignation may participate in the Committee’s recommendation.  If all of the members of the Compensation and Governance Committee have tendered their offers of resignations, then the Board shall act on the offers of resignation.

The Board shall act on the tendered offers of resignation, taking into account the recommendation of the Compensation and Governance Committee, and shall publicly disclose (by press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered offers of resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  In determining whether to accept or reject any offer of resignation, the Board shall be entitled to consider all of the factors considered by the Compensation and Governance Committee and any additional information and factors that the Board believes to be relevant.  No director who has tendered his or her offer of resignation may participate in the Board’s decision.  Notwithstanding the foregoing, if the acceptance by the Board of all of the then pending offers of resignation would result in the Corporation having fewer than five directors who were in office prior to the applicable election, the Board may elect to extend such 90-day period by an additional 90 days if the Board shall determine that such an extension is in the best interests of the Corporation.

If any incumbent director’s offer of resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.  If a director’s offer of resignation is accepted by the Board pursuant to this Subsection (b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article V, Section 2 below or may decrease the size of the Board pursuant to the provisions of the Corporation’s Certificate of Incorporation.

(c)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 2, on the record date for the determination of stockholders entitled to vote at such meeting and at the time of the meeting, and (B) who complies with the notice procedures set forth in this Section 2.

(d)           In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(e)           To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than seventy-five (75) days nor more than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.  In no event shall the public announcement of an adjournment or postponement of an annual or special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding anything to the contrary in the foregoing paragraph, in the event that the number of directors to be elected to the Board of the Corporation is increased effective after the time period for which nominations would otherwise be due under the foregoing paragraph and there is no public announcement by the Corporation naming the nominees for additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public notice is first made by the Corporation.

(f)            To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of the person,

(B) the principal occupation or employment of the person,

(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person,

(D) a description of all direct and indirect compensation and other material monetary agreements, arrangements, agreements and understandings, and any other material relationship, between or among any Proposing Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, in each case at any time during the past three years,

(E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of the proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor provisions thereto, and

(F) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

(ii) as to the stockholder giving the notice and each other Proposing Person:

(A) the name and record address of such stockholder or other Proposing Person,

(B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or other Proposing Person,

(C) any Disclosable Interest (as defined below) of such stockholder or other Proposing Person,

(D) a description of all arrangements, agreements or understandings between such stockholder or other Proposing Person or any proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(F) a representation that such stockholder will update the information contained in the notice as of the record date of the meeting, by written notice to the Corporation not later than 10 days after the record date for the meeting,

(G) a representation whether such stockholder or any  other Proposing Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and

(H) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto.

Such notice must be accompanied by (i) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and (ii) a signed representation and agreement of each proposed nominee as required by Subsection (g) of this Section 2 that such nominee will comply with all applicable publicly disclosed policies or guidelines of the Corporation relating to conflicts of interest, confidentiality, stock ownership, securities trading or other corporate governance matters.

“Proposing Person” shall mean (i) any stockholder of the Corporation providing (A) a notice pursuant to this Section 2 with respect to the nomination of a person or persons for election to the Board of Directors, (B) a notice pursuant to Section 6 with respect to the nomination of a person or persons for election to the Board of Directors or other business to be brought before a Stockholder Requested Special Meeting (as defined below), or (C) a notice pursuant to Section 9 with respect to other business to be brought before an annual meeting, as the case may be, (ii) the beneficial owner or owners, if different, of the shares of stock of the Corporation owned of record or beneficially by such stockholder, (iii) any person, directly or indirectly, controlling, controlled by or under common control with such stockholder or beneficial owner, and (iv) any person acting in concert with any of the foregoing.

“Disclosable Interest” with respect to any person shall mean any direct or indirect pecuniary, economic or other interest of such person in any capital stock of the Corporation, including, without limitation, any derivative instrument, convertible security, stock appreciation right, swap, option, warrant, short interest, hedge or profit sharing arrangement, any other arrangement, agreement or understanding (including any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, or any fee or compensation based on any increase or decrease in value payable to, such person, with respect to any share of stock of the Corporation or any other such interest.

(g)           In all cases, to be eligible to be a nominee for election or reelection as a director of the Corporation or to be considered by the Board to fill any vacancies pursuant to Article V, Section 2 below, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person will abide by the requirements of Subsection (b) of this Section 2.

(h)          No person shall be eligible for election as a director of the Corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with the procedures set forth in this Section 2.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and authority to determine whether any nomination was made in accordance with the foregoing procedures.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.  Further, notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2, Section 6 and Section 9 hereof, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting of stockholders.

(i)            The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 2 shall be made in the manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

SECTION 3.                        VOTING.  Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or Delaware law shall, unless the Certificate of Incorporation or Delaware law otherwise provides, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.  Except for the election of directors, which shall be decided pursuant to the provisions of Article I, Section 2 herein, at each meeting of stockholders at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to vote thereon, except as otherwise provided by the Certificate of Incorporation and/or Delaware law.

A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission, which Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.  The secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid.  If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied.  Any copy, facsimile telecommunication or other reliable reproduction of such writing or such a Transmission that is a complete reproduction of the entire original writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used.

The secretary shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 4.                        QUORUM.  Except as provided in the next Section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.  If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

SECTION 5.                        ADJOURNMENT OF MEETINGS.  If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat.  If notice of such adjourned meeting is sent to the stockholders entitled by statute to receive the same, and such notice contains a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

In addition, the chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  Notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting any business may be transacted that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 7 of this Article I.

SECTION 6.                        SPECIAL MEETINGS; HOW CALLED.

(a)           Special meetings of the stockholders may be called (i) by the chairman of the board and chief executive officer or the secretary at any time and for any purpose or purposes, and shall be called by the chairman of the board and chief executive officer or the secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the chairman of the board and chief executive officer or the secretary, signed by a majority of the directors or (ii) by resolution adopted by a majority of the Board of Directors.  Special meetings of the stockholders shall be called by the secretary upon written request in proper form (a “Special Meeting Request”) of one or more record holders of common stock of the Corporation representing at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation which shares are determined to be “Net Long Shares” (as defined below) (the “Requisite Percentage”), subject to and in compliance with this Section 6 and all other applicable sections of these Bylaws.

For purposes of this Section 6 and for determining the Requisite Percentage, “Net Long Shares” means those shares of common stock of the Corporation as to which a stockholder possesses the sole power to vote or direct the voting, the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss) and the sole power to dispose of or direct the disposition.  The number of shares calculated in accordance with the foregoing shall not include any shares (i) sold by such stockholder in any transaction that has not been settled or closed, (ii) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (iii) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.

(b)           A Special Meeting Request must be delivered to or mailed to and received at the principal executive offices of the Corporation.  To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”), and shall comply with, and shall include and set forth, the following:

(i) a brief description of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matters proposed to be acted on at the Stockholder Requested Special Meeting, the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the Stockholder Requested Special Meeting and any material interest in such business of each Proposing Person,

(ii) the name and record address of each Proposing Person,

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposing Person (with evidence of such ownership attached),

(iv) any Disclosable Interest of any Proposing Person,

(v) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Stockholder following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgment that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction,

(vi) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by Subsections (f) and (g) of Section 2 of this Article I,

(vii) in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Subsection (d) of Section 9 of this Article I, and

(viii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary; provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the secretary.

In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

(c)           In determining whether a Stockholder Requested Special Meeting has been properly requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Stockholder Requested Special Meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within sixty (60) days of the earliest dated Special Meeting Request.

(d)           The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting.  Each Requesting Stockholder is required to update the notice delivered pursuant to Subsection (b) of this Section 6 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under Subsection (b)(viii) of this Section 6, also as of a date not more than five (5) business days before the scheduled date of the Stockholder Requested Special Meeting as to which the Special Meeting Request relates.

(e)           Any Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the Corporation at any time prior to the date of the Stockholder Requested Special Meeting. If, following such revocation (or deemed revocation pursuant to Subsection (b)(v) of this Section 6), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(f)            A Special Meeting Request shall not be valid, and the secretary shall not be required to call a Special Meeting Request if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law, (iv) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders or (v) the Board of Directors has called or calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) an identical or substantially similar item (as determined in good faith by the Board of Directors) to that included in the Special Meeting Request.  The Board shall determine in good faith whether all requirements set forth in this Section 6 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(g)           If a valid Special Meeting Request has been made, the Stockholder Requested Special Meeting shall be held at such date, time and place as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law.  In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board to call an annual meeting or a special meeting.

(h)           Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of record holders and (ii) any additional matters the Board of Directors determines to submit to a vote of the stockholders at such Stockholder Requested Special Meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the Stockholder Requested Special Meeting shall have the power and authority to determine whether any business proposed to be brought before the Stockholder Requested Special Meeting was proposed in accordance with the foregoing procedures.  If the chairman of the Stockholder Requested Special Meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  Further, notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if none of the Requesting Stockholders (or a qualified representative of such stockholder) appears at the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(i)            The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 6 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

SECTION 7.                        NOTICE OF STOCKHOLDERS’ MEETINGS.  Written or printed notice stating the time and place, if any, of regular or special meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered shall be prepared and delivered, either personally or by mail, by the secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation as of the record date of the meeting, at least ten (10) days but not more than sixty (60) days before the date of such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 7 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or assistant secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Any written waiver of notice, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.                        CONDUCT OF THE MEETINGS.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations or procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures,, whether adopted by the Board or the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, or their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairman of the meeting shall conduct such meeting in a business-like and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure, unless and to the extent determined otherwise by the Board.

SECTION 9.                        ANNUAL MEETINGS.

(a)           No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 9, on the record date for the determination of stockholders entitled to vote at such annual meeting and at the time of the annual meeting and (B) who complies with the notice procedures set forth in this Section 9 (and, in the case of nominations of directors, the requirements of Section 2 of this Article II).

(b)           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting, and such business must otherwise be a proper matter for stockholder action.

(c)           To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy-five (75) days nor more than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)           To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting or special meeting, as applicable:

(i) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting,

(ii) the name and record address of each Proposing Person,

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposing Person,

(iv) any Disclosable Interest of any Proposing Person,

(v) a description of all arrangements, agreements or understandings between any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of any Proposing Person in such business,

(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting,

(vii) a representation that such stockholder will update the information contained in the notice as of the record date of the meeting, by written notice to the Corporation not later than 10 days after the record date for the meeting,

(viii) a representation whether any Proposing Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, and

(ix) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto.

The foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the annual meeting shall have the power and authority to determine whether any business proposed to be brought before the annual meeting was proposed in accordance with the foregoing procedures.  If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  Further, notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f)            The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 9 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

ARTICLE II

DIRECTORS

SECTION 1.                        QUORUM.  One-half of the total number of directors (rounded upwards, if necessary, to the next whole number) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.  The Board of Directors, or any committee thereof, may also transact business without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee.  Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws.

SECTION 2.                        REGULAR MEETINGS.  A regular annual meeting of the Board of Directors shall be held, without call or notice, in connection with the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting.  Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be determined by the Board of Directors.

SECTION 3.                        ELECTION OF OFFICERS.  At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a chairman of the board and chief executive officer as well as a secretary, and may elect a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, and one or more assistant secretaries, who need not be directors.  Each such officer shall hold office until the next annual election of officers, and until his or her successor is duly elected and qualified, or until such officer’s earlier resignation, removal or death.

SECTION 4.                        SPECIAL MEETINGS; HOW CALLED; NOTICE.  Special meetings of the Board of Directors may be called by the chairman of the board and chief executive officer, and shall be called by the chairman of the board and chief executive officer or the secretary on the written request of any two directors.  Notice of each such meeting shall state the date, time and place, if any, of the meeting, and shall be delivered to each director either personally, by telephone, telegraph, cable or, if consented to by a director, other electronic transmission, at least 24 hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his or her residence or usual place of business, at least four days before the day on which such meeting is to be held.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof.  A meeting may be held at any time without notice if all of the directors are present and do not protest, prior to or at its commencement, the lack of notice or if those not present waive (in writing or by electronic transmission) notice of the meeting, either before or after such meeting.

SECTION 5.                        PLACE OF MEETING.  The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any place as they may from time to time determine.

SECTION 6.                        TELEPHONIC MEETINGS.  Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 7.                        GENERAL POWERS OF DIRECTORS.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation, including any powers incidental thereto.

SECTION 8.                        COMPENSATION OF DIRECTORS.  Directors shall not receive any stated salary for their services as directors, but the Board of Directors may by resolution authorize compensation together with expenses of attendance at meetings.  Such compensation may take the form of cash, stock options or other compensation.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III

COMMITTEES

The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board, appoint one or more committees, each consisting of one or more of the directors of the Corporation, which committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as shall be conferred by the resolution appointing it, and which, in furtherance thereof, may authorize the seal of the Corporation to be affixed to all papers that may require it; but the power and authority of any such committee shall be subject to the provisions of Section 141(c) (or its successor provision) of the Delaware General Corporation Law and any other applicable statute.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.  The Board of Directors shall have the power at any time to change the membership of or to dissolve any such committee.  Any such committee may make such rules for the conduct of its business as it shall from time to time deem necessary or appropriate.  Except as may be otherwise provided by resolution of the Board, one half of the total number of directors (rounded upwards, if necessary, to the next whole number), shall constitute a quorum.

Regular meetings of any committee may be held without call or notice at such time as determined by the committee.  Notice of special meetings shall be given to each member of the committee in the manner provided for in Section 4 of Article II and such notice may be waived if all of the committee members are present and do not protest, prior to or at its commencement, the lack of notice or if those not present waive (in writing or by electronic transmission) notice of the meeting, either before or after such meeting.

ARTICLE IV

OFFICERS

SECTION 1.                        The officers of the Corporation shall be the chairman of the board and chief executive officer and the secretary, and may include a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries and such other officers as may from time to time be elected or appointed by the Board of Directors.  Any number of offices may be held by the same person.

SECTION 2.                        CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.  The chairman of the board and chief executive officer shall be the chief executive officer of the Corporation and shall have the responsibility for the management of the Corporation and such other powers and duties as may be assigned to him or her from time to time by the Board of Directors.  The chairman of the board and chief executive officer shall, when present, preside at all meetings of the stockholders and of the Board of Directors (other than meetings of the non-management and/or independent members of the Board).  He or she shall act as liaison from and as spokesperson for the Board of Directors.  He or she shall participate in long range planning for the Corporation.  He or she may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation.  He or she may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.  He or she shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board of Directors from time to time.

SECTION 3.                        PRESIDENT.  The president shall have such duties and authority as the chairman of the board and chief executive officer may determine from time to time.  In the absence or disability of the chairman of the board and chief executive officer, the president shall exercise all powers and discharge all of the duties of the chairman of the board and chief executive officer, including the general supervision and control of all the business and affairs of the Corporation.  The president may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation.  The president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 4.                        VICE PRESIDENTS.  In the absence or disability of the chairman of the board and chief executive officer and the president, the functions of the chairman of the board and chief executive officer shall be performed by the executive vice president who was first elected to that office and who is not then absent or disabled, or, if none, the senior vice president who was first elected to that office and who is not then absent or disabled, or, if none, the group vice president who was first elected to that office and who is not then absent or disabled, or, if none, the corporate vice president who was first elected to that office and who is not then absent or disabled, or, if none, the vice president who was first elected to that office and who is not then absent or disabled.  Each executive vice president, senior vice president, group vice president, corporate vice president and vice president shall have such powers and shall discharge such duties as may be assigned to him or her from time to time by the chairman of the board and chief executive officer or the president and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business.  Each executive vice president, senior vice president, group vice president, corporate vice president and vice president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 5.                        SECRETARY.  The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman of the board and chief executive officer or the directors, upon whose requisition the meeting is called as provided in these Bylaws.  The secretary shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the chairman of the board and chief executive officer, or the president.  The secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the chairman of the board and chief executive officer, or the president, and attest the same.  The secretary shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of secretary.  The secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 6.                        ASSISTANT SECRETARY.  Each assistant secretary shall have such powers and perform such duties as shall be assigned to him or her by the Board of Directors or delegated to him or her by the secretary, and in the absence or inability of the secretary to act, shall have the same general powers as the secretary.  Each assistant secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 7.                        TREASURER.  The treasurer shall perform such duties as shall be delegated to him or her by the Board of Directors, the chairman of the board and chief executive officer or the president.

ARTICLE V

RESIGNATIONS AND FILLING OF VACANCIES

SECTION 1.                        RESIGNATIONS.  Any director, member of a committee or other officer may resign at any time.  Such resignations shall be made in writing or by electronic transmission and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the chairman of the board and chief executive officer or secretary.  The acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.                        FILLING OF VACANCIES.  If the office of any member of a committee or other officer becomes vacant, the vacancy may be filled only by the remaining directors in office, who, by a majority vote, may appoint any qualified person to fill such vacancy.  Any vacancy on the Board of Directors, resulting from an increase in the number of directors or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A person appointed to fill a vacancy shall hold office for the unexpired term or until the next election of the class to which the director has been assigned, and until his or her successor shall be duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

ARTICLE VI

CAPITAL STOCK

SECTION 1.                        CERTIFICATES OF STOCK.  The shares of stock of the Corporation may be certificated or uncertificated, as provided under Delaware law.  Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the chairman of the board and chief executive officer, the president or any vice president, and the secretary or an assistant secretary or the treasurer, may be issued upon request to each stockholder certifying the number of shares owned by such stockholder in the Corporation.  Any or all the signatures on these certificates may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 2.                        LOST, STOLEN OR DESTROYED CERTIFICATES.  A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3.                        TRANSFER OF SHARES.  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and (i) in the case of certificated shares, upon the surrender of the old certificates to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued; or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions.  A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.                        DETERMINATION OF RECORD DATE.

(a)           In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other lawful action, the Board of Directors may fix, in advance, a record date, which, in the case of action involving a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and which shall not be more than sixty (60) days prior to any other action.

(b)           If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)           A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.                        DIVIDENDS.  Subject to the applicable provisions of the Certificate of Incorporation, if any, and Delaware law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient.

ARTICLE VII

AMENDMENTS

The stockholders by the affirmative vote of a majority  of the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors of the Corporation considered as one class, or the directors by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present, may amend or alter any of these Bylaws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting.  “Voting Stock” means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1.                        CORPORATE SEAL.  The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 2.                        FISCAL YEAR.  The fiscal year of the Corporation shall be the calendar year.

SECTION 3.                        REGISTERED OFFICE.  A registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of this Corporation in the State of Delaware.

SECTION 4.                        BANK ACCOUNTS, CHECKS, DRAFTS, NOTES.  The Corporation shall maintain such bank accounts and checks upon such accounts shall be signed and/or countersigned by such officers as may be designated by resolution of the Board of Directors.  Notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 5.                        FORUM SELECTION.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.